EXHIBIT 4.2

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

VIZCONNECT, INC.

Convertible Promissory Note

No. _________
$ ___________	Issue Date: May _____, 2013

This Convertible Promissory Note (the “Note”) is duly authorized and issued by VizConnect, Inc., a Nevada corporation (the “Company”), having its principal executive office at 1350 Main Street, Suite 1407, Springfield, Massachusetts 01103.

FOR VALUE RECEIVED, the Company, promises to pay to the order of [HOLDER] and or its registered assigns (“Holder”), the principal sum of [AMOUNT] ($_________ )(the “Principal Amount”) and all accrued interest no later than March 1, 2018 (the “Maturity Date”) in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, unless it is previously repaid by the Company or converted into common stock.  This Note shall accrue interest on the Principal Amount at a rate of twelve percent (12%) per annum on the Maturity Date.

This Note is subject to the following additional provisions:

1. Conversion. At any time beginning on March 1, 2014 and ending on the Maturity Date, unless previously repaid by the Company, this Note shall be converted into shares of common stock of the Company at the option of Holder, in whole or in part (subject to any limitations on conversion).  Holder shall effect conversions by delivering to the Company the form of Notice of Conversion attached hereto as Exhibit A (a “Notice of Conversion”), specifying therein the Principal Amount and interest of this Note to be converted and the date on which such conversion is to be effected (a “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is provided hereunder. To effect conversions hereunder, Holder shall not be required to physically surrender this Note to the Company unless the entire Principal Amount of this Note plus all accrued and unpaid interest thereon has been so converted. Conversions hereunder shall have the effect of lowering the outstanding Principal Amount of this Note in an amount equal to the applicable conversion amount. The Company shall maintain records showing the Principal Amount converted and the date of such conversions. Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted Principal Amount of this Note may be less than the amount stated on the face hereof.

(a) Conversion Price. On any Conversion Date, the Note is convertible into shares of the Company’s common stock (the “Common Shares”) at a conversion price of $0.14 per share (the “Conversion Price”).

(b) Mechanism of Conversion.

(i) Conversion Shares Issuable Upon Conversion of Principal Amount. The number of Common Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing the outstanding principal amount of this Note to be converted by the Conversion Price.

(ii) Delivery of Certificate Upon Conversion. In the event of any conversion of this Note in accordance with and subject to the terms and conditions hereof, certificates for the Common Shares shall be dated the Conversion Date and delivered to Holder hereof within a reasonable time, not exceeding five (5) Business Days after any Conversion Date, or, at the request of Holder (provided that a registration statement under the Securities Act providing for the resale of the Common Shares is then in effect or that the Common Shares are otherwise exempt from registration), issued and delivered to the Depository Trust Company (“DTC”) account on Holder’s behalf via the Deposit Withdrawal Agent Commission System (“DWAC”) within a reasonable time, not exceeding five (5) Business Days after such conversion, and Holder hereof shall be deemed for all purpose to be the holder of the Common Shares so purchased as of the date of such conversion. The Company will deliver or cause to be delivered to Holder a certificate or certificates representing the number of Common Shares being acquired upon the conversion of this Note. Notwithstanding the foregoing to the contrary, the Company or its transfer agent shall only be obligated to issue and deliver the shares to the DTC on a holder’s behalf via DWAC if such exercise is in connection with a sale or other exemption from registration by which the shares may be issued without a restrictive legend and Holder and its transfer agent are participating in DTC through the DWAC system. Holder shall deliver this original Note, or an indemnification undertaking with respect to such Note in the case of its loss, theft or destruction, at such time that this Note is fully exercised.

(iii) Failure to Deliver Certificate. If in the case of any Notice of Conversion such certificate or certificates are not delivered to or as directed by the applicable Holder by the tenth Business Day after a Conversion Date, Holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return the certificates representing the principal amount of this Note tendered for conversion.

(iv) Reservation of Shares Issuable Upon Conversion. The Company covenants that it will reserve and keep available out of its authorized and unissued shares of common stock solely for the purpose of issuance upon any conversion of this Note and payment of interest on this Note each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than Holder (and the other holders of the Notes), not less than 100% of the Common Shares as shall be issuable upon the conversion of the Principal Amount and payment of interest hereunder. The Company covenants that all shares of common stock, when issued to the Holder, shall be duly and validly authorized, issued, and fully paid, non assessable.

(v) Fractional Shares. Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of the common stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the closing bid price of the Company’s common stock as quoted by Bloomberg on the day prior to the Company’s receipt of the Conversion Notice. If the Company elects not, or is unable, to make such cash payment, Holder shall be entitled to receive, in lieu of the financial fraction of a share, one whole share of common stock.

(vi) Transfer Taxes. The issuance of certificates for Common Shares upon conversion of this Note shall be made without charge to Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of Holder of this Note so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

(vii) Maximum Exercise of Rights.   In the event the conversion of the Note as described in this Section 1 would or could result in the issuance of an amount of Common Stock of the Company that would exceed the such Holder owning more than 9.99% of the shares of Common Stock issued and outstanding, then the issuance of such additional shares of Common Stock of the Company to Holder will be deferred in whole or in part until such time as such Holder is able to beneficially own such Common Stock without exceeding 9.99% of the shares of Common Stock issued and outstanding and notifies the Company accordingly.

2. Adjustment of Conversion Price.  The Conversion Price shall be subject to adjustment from time to time as set forth in this Section 2. The Company shall give Holder notice of any event described below which requires an adjustment pursuant to this Section 2 in accordance with the notice provisions set forth herein.

(a) Issuance of Additional Shares of Common Stock.  Unless it is an Excepted Issuance, in the event the Company shall at any time following the Issuance Date issue any additional shares of Common Stock or securities convertible into shares of Common Stock at a price per share less than the Conversion Price then in effect or without consideration, then the Conversion Price upon each such issuance shall be adjusted to the price equal to the consideration per share paid for such additional shares of Common Stock.

For purposes of this Section 2(a), an “Excepted Issuance” shall mean shall mean (i) shares issued in connection with a strategic merger, acquisition, consolidation or purchase of substantially all or a portion of the securities or assets of corporation, (ii) the Company’s issuance of securities in connection with strategic license agreements and other partnering arrangements so long as such issuances are not for the purpose of raising capital, (iii) the Company’s issuance of Common Stock or the issuances or grants of options to purchase Common Stock pursuant to stock option plans and employee stock purchase plans, and (iv) any issuance of stock pursuant to a financing transaction not in excess of $50,000.

(b) Stock Dividends, Subdivisions and Combinations.  If at any time the Company shall:

(i) make or issue or set a record date for the holders of the Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, shares of Common Stock,

(ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

(iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then (1) the number of shares of Common Stock for which this Note is convertible immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock that a record holder of the same number of shares of Common Stock for which this Note is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (2) the Conversion Price then in effect shall be adjusted to equal (A) the Conversion Price then in effect multiplied by the number of shares of Common Stock for which this Note is exercisable immediately prior to the adjustment divided by (B) the number of shares of Common Stock for which this Note is exercisable immediately after such adjustment.

3. Holder’s Representations and Warranties.  Holder represents and warrants that:

(a) Restrictions on Transfer or Resale. Holder understands that (i) neither the Note nor any Common Shares issued upon conversion of the Note are being registered under the Securities Act of 1933 or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) the Note or any Common Shares are subsequently registered thereunder, or (B) Holder shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration; and (ii) neither the Company nor any other party is under any obligation to register the Note or the Common Shares under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(b) Purchase Entirely for Own Account. This Note (and any Common Shares issued upon conversion of the Note) has been purchased by Holder for such Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and such Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. Such Holder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participation to any person with respect to the Note or any Common Shares issued upon conversion.

(c) Reliance on Exemptions.  Holder understands that the Note and any Common Shares issued upon voluntary conversion are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Holder set forth herein in order to determine the availability of such exemptions and the eligibility of Holder to acquire the securities.

(d) Information.  Holder and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the securities that have been requested by Holder.  Holder and its advisors, if any, have been afforded the opportunity to ask questions of the Company.  Neither such inquiries nor any other due diligence investigations conducted by Holder or its advisors, if any, or its representatives shall modify, amend or affect Holder's right to rely on the Company's representations and warranties contained herein. Holder understands that its investment in the Note and any Common Shares upon voluntary conversion involve a high degree of risk and is able to afford a complete loss of such investment. Holder has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the securities.

(e) Investment Experience. Holder is an investor in securities of companies in the start-up or early development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Note (and any Common Shares issued upon conversion of the Note). If other than an individual, such Holder also represents it has not been organized for the purpose of acquiring the Note (and any Common Shares issued upon conversion of the Note).

(f) No Advertising. Holder has not seen, received, been presented with or been solicited by any leaflet, public promotional meeting, newspaper or magazine article or advertisement, radio or television advertisement, or any other form of advertising or general solicitation with respect to the sale of the Securities.

(g) No Governmental Review.  Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the securities or the fairness or suitability of the investment in the securities nor have such authorities passed upon or endorsed the merits of the offering of the securities.

(h) Legend. This Note and all certificates representing Common Shares upon voluntary conversion shall be stamped or imprinted with a legend in substantially the following form:

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

4. Events of Default.

(a) The term “Event of Default” shall mean any of the events set forth in this Section 4(a) (the term “Company” for this purpose shall include all subsidiaries of the Company):

(i) Non-Payment of Obligations.  The Company shall default in the payment of the Principal Amount of this Note as and when the same shall become due and payable, whether by acceleration or otherwise.

(ii) Non-Performance of Affirmative Covenants.  The Company shall default in the due observance or performance of any covenant set forth herein, which default shall continue uncured for ten (10) days after notice thereof.

(iii) Non-Performance of Negative Covenants.  The Company shall default in the due observance or performance of any covenant set forth herein, which default shall continue uncured for ten (10) days after notice thereof.

(iv) Bankruptcy, Insolvency, etc.  The Company shall:

(A) admit in writing its inability to pay its debts as they become due;

(B) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Company or any of its property, or make a general assignment for the benefit of creditors;

(C) in the absence of such application, consent or acquiesce in, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Company or for any part of its property and that is not dismissed within sixty days;

(D) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Company, and, if such case or proceeding is not commenced by the Company or converted to a voluntary case, such case or proceeding is consented to or acquiesced in by the Company or results in the entry of an order for relief; or

(E) take any corporate or other action authorizing any of the foregoing.

(b) Action if Event of Default.  If any Event of Default shall occur, the Principal Amount of this Note and all other obligations hereunder shall automatically be and become immediately due and payable, without notice or demand.

5. Miscellaneous.

(a) Parties in Interest. All covenants, agreements and undertakings in this Note binding upon the Company or Holder shall bind and inure to the benefit of the successors and permitted assigns of the Company and Holder, respectively, whether so expressed or not.

(b) Governing Law. This Note shall be construed in accordance with the internal laws of the Commonwealth of Massachusetts. Any and all matters of dispute of any nature whatsoever arising out of or in any way connected with this Note or in any way connected with the relationship of the parties to this Note, shall be subject to determination only by the State or Federal courts located in Massachusetts. The parties hereto do hereby consent and submit to the venue and jurisdiction of the State or Federal Courts located in Massachusetts as the sole and exclusive forum, and further agree that, in the event of any action or suit as to any matters of dispute between the parties, service of any process may be made upon the other party by mailing a copy of the summons and/or complaint to the other party at the address set forth herein and a party’s refusal to accept any such notice shall be equivalent to service.

(c) Waiver of Jury Trial.  THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS NOTE OR ANY OTHER DOCUMENT OR INSTRUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF HOLDER OR THE COMPANY.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR HOLDER’S PURCHASING THIS NOTE.

(d) Notices. All notices, consents, waivers and other communications under this Note must be in writing and will be deemed to have been duly given when (i) delivered by hand (with written confirmation of receipt); (ii) sent by facsimile (with written confirmation of receipt), provided that a copy is also promptly mailed by registered mail, return receipt requested; or (iii) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), or by registered or certified mail, return receipt requested, in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

If to the Company:	VizConnect, Inc. Attn: President 1350 Main Street, Suite 1407 Springfield, Massachusetts 01103 Fax:
If to Holder:	Name Address

(e) No Waiver.  No delay in exercising any right hereunder shall be deemed a waiver thereof, and no waiver shall be deemed to have any application to any future default or exercise of rights hereunder.

(f) Modification and Severability.  If, in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency.  If any such provision is not enforceable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions herein, but this Note shall be construed as if such unenforceable provision had never been contained herein.

[SIGNATURE PAGE TO CONVERTIBLE PROMISSORY NOTE]

IN WITNESS WHEREOF, this Note has been executed and delivered on the date specified above by the duly authorized representative of the Company.

VIZCONNECT, INC.

By:

EXHIBIT A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the Convertible Note of VizConnect, Inc. (the “Company”) due on __________________, 2018 if not previously repaid by the Company or converted into shares of common stock of the Company (the “Common Shares”), according to the conditions hereof, as of the date written below.  If the Common Shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to the Company that its ownership of the Common Shares does not exceed the amounts determined in accordance with Section 13(d) of the Exchange Act.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid Common Shares.

Conversion calculations:

Date to Effect Conversion:	___________________________________________________
Principal Amount of Note to be Converted:	___________________________________________________
Number of Common Shares to be issued:	___________________________________________________

Signature:	___________________________________________________
Name:	___________________________________________________
Address:	___________________________________________________